Exhibit 10.1

Amendment No. 8 to Amended and Restated Motor Vehicle Installment Contract
Loan and Security Agreement

This AMENDMENT NO. 8 (this "Amendment") is made by and between THE FINANCE COMPANY, a Virginia corporation ("Borrower") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Lender").

RECITALS

            A.     Borrower and Lender are parties to an Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement dated March 31, 2001, as amended by Amendment No. 1 dated June 27, 2001, as amended by Amendment No. 2 dated November 29, 2001, as amended by Amendment No. 3 dated March 12, 2002, as amended by Amendment No. 4 dated August 30, 2002, as amended by Amendment No. 5 dated October 7, 2002, as amended by Amendment No. 6 dated October 18, 2002, as amended by Amendment No. 7 dated November 27, 2002 (as so amended, the "Agreement").

            B.     Borrower and Lender desire to amend certain provisions of the Agreement pursuant to the terms set forth in this Amendment.

            In consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, Borrower and Lender agree as follows:

            1. Defined Terms. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the same meaning given to such term(s) in the Agreement.

            2. Amendments to Agreement. Effective as of January 1, 2003, the Agreement is hereby amended as follows:

            (a) The first paragraph in Section 2.5. "Fees." shall be deleted in its entirety and replaced with the following:

            "(A) Borrower shall pay Lender a line fee quarterly as follows: One Hundred Twenty Five Thousand Dollars ($125,000) due and payable on March 31, 2002, Two Hundred Thousand Dollars ($200,000) due and payable on each June 30, 2002 and September 30, 2002, and Four Hundred Thousand Dollars ($400,000) due and payable on January 2, 2003. The payment of the line fee is nonrefundable; provided, however, that (i) Two Hundred Sixty Seven Thousand Dollars ($267,000) shall be refunded to Borrower if the entire Indebtedness is prepaid on or before January 31, 2003, or (ii) One Hundred Thirty Three Thousand Dollars ($133,000) shall be refunded to Borrower if the entire Indebtedness is prepaid after January 31, 2003 and before March 1, 2003."

            (b) The paragraph entitled "Borrowing Base" under Section 16.0 is hereby deleted in its entirety and replaced with the following:

"Borrowing Base: The amount equal to the lesser of (i) the Available Line or (ii) the sum of: (a) eighty percent (80%) of the Outstanding Principal Balance of all Eligible Contracts which are Transouth Contracts and (b) seventy-five percent (75%) of the Outstanding Principal Balance of Eligible Contracts which are Point of Sale Contracts and (c) sixty-seven percent (67%) of the Outstanding Principal Balance of Eligible Contracts which are Bulk Purchase Contracts during the time they are included in the Borrowing Base pursuant to Section 3.1, provided however, that the Advances against all Eligible Contracts originated after December 31, 2000 shall not exceed 95% of Borrower's Aggregate Net Investment in those Eligible Contracts, and provided further, in no case shall the Advances against Point of Sale Contracts divided by the Outstanding Principal Balance of such Point of Sale Contracts be a greater percentage than the amount advanced (net of all reserves) by another lender to TFC Warehouse Corporation I (or to any other special purpose entity corporation formed to obtain financing based on Contracts purchased by Borrower) divided by the outstanding principal balance of such Contracts advanced against by the other lender, and provided further, that the Advances against all Eligible Contracts shall not exceed 60% of Borrower's Aggregate Net Investment in those Eligible Contracts. At no time shall Contracts serviced by any Third Party Servicer be included as an Eligible Contract in the Borrowing Base."

            3. Incorporation of Amendment. The parties acknowledge and agree that this Amendment is incorporated into and made a part of the Agreement, the terms and provisions of which, unless expressly modified herein, or unless no longer applicable by their terms, are hereby affirmed and ratified and remain in full force and effect. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision of the Agreement, the terms and provisions of this Amendment shall control. Each reference to the Agreement shall be a reference to the Agreement as amended by this Amendment. Nothing contained herein is intended, nor shall be construed to be a notation or an accord and satisfaction of the outstanding Note or any of Borrower's obligations to Lender.

            4. Borrower Remains Liable. Borrower hereby confirms that the Agreement and each document executed by Borrower in connection therewith continue unimpaired and in full force and effect and shall cover and secure all of Borrower's existing and future obligations to Lender. Nothing contained herein is intended, nor shall be construed, to be a notation or an accord and satisfaction of the outstanding liabilities or any of Borrower's other obligations to Lender.

            5. Headings. The paragraph headings contained in this Amendment are for convenience of reference only and shall not be considered a part of this Amendment in any respect.

            6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois. Nothing herein shall preclude Lender from bringing suit or taking other legal action in any jurisdiction.

            7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

            8. Faxed Documents. In order to expedite the acceptance and execution of this Amendment, each of the parties hereto agrees that a faxed copy of any original executed document shall have the same binding effect on the party so executing the faxed document as an original handwritten executed copy thereof.

            IN WITNESS WHEREOF, the undersigned have entered into this Amendment No. 8 as of December 30, 2002.

                                         GENERAL ELECTRIC CAPITAL CORPORATION

                                         By: /s/ Brian Pickard

                                         Title: Director, Commercial / Dealer Operations

                                         THE FINANCE COMPANY

                                         By: /s/ Ronald G. Tray

                                         Title: President